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Appendix A, dated July 24, 2007, to the Master Amended and Restated  By-Laws for
MFS Series Trust XIII, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for MFS Series Trust XIII, dated January 1,
2002  as  revised  June  23,  2004  and  August  22,   2007,   is  contained  in
Post-Effective Amendment No 28 to the Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The MFS Government Securities Fund, a series of MFS Series Trust XIII, terminated Class 529A, 529B and 529C Shares, as described in the Amendment to the Declaration of Trust dated March 30, 2007, as described in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 26, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.